                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 5, 1997




                            NTN COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)




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
                     Delaware                           1-11460                       31-1103425
(State or other jurisdiction of incorporation)  (Commission File Number)  (I.R.S. Employer Identification No.)


   5966 La Place Court, Carlsbad, California                                         92008
    (Address of principal executive offices)                                      (Zip code)

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                                  619-438-7400
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)



             The index to exhibits appears at page 2 of this report.
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ITEM 5.   OTHER EVENTS

Recent Management Reorganization
-------------------------------

          On March 5, 1997, NTN Communications, Inc. ("NTN") announced a reorganization of its executive management personnel in which Patrick J. Downs resigned as NTN's Chairman and Chief Executive Officer and Daniel C. Downs resigned as President. Both men will continue serving on NTN's Board of Directors.

          NTN's press release announcing this recent development, including the interim appointment of Messrs. Downs' successors, is attached as an exhibit to this report and incorporated herein. Along with Messrs. Downs, two NTN Vice Presidents, Ronald E. Hogan and Gerald P. McLaughlin, along with Michael J. Downs, President of NTN's LearnStar subsidiary, resigned in connection with the reorganization. Messrs P. Downs, D. Downs, McLaughlin and Hogan agreed to serve as consultants for the ending December 31, 1999. In consideration therefor, the Company has extended the terms of certain of their options.

          NTN has entered into separate agreements with each of the former officers setting out the terms on which their existing contracts with NTN will be settled. Under the agreements, NTN will continue to pay the former executives their current annual salaries for the remaining terms of their employment agreements with NTN, which expire on or before December 31, 1999. These payments, along with to the respectives amounts NTN has agreed to pay to Alan Magerman, a director of NTN, and payments to the former executives for accrued vacation, deferred compensation and miscellaneous other items total approximately $5 million.

          Each of the former officers was indebted to NTN for certain loans extended to them as previously disclosed by NTN. In connection with the reorganization, an aggregate of $2.9 million of indebtedness of the former officers to NTN as of December 31, 1996 was cancelled. NTN also agreed to cancel a total of approximately $1.4 million of similar indebtedness owed by Mr. Magerman and Donald Klosterman, another NTN director. The agreements with the former officers contain releases by the former executives in favor of NTN and call for the former officers to return to the company for cancellation options to purchase an aggregate of 2.1 million shares of Common Stock. The Company also agreed to general releases in favor of the former executives. A copy of the agreements and releases are attached hereto as exhibits and incorporated herein be reference.

          As reported in its press release and as referred to below in this Report, NTN expects to record substantial charges relating to the management reorganization.

Fourth Quarter Loss
-------------------

          On March 20, 1997, NTN announced that it expects to report a fourth quarter loss of approximately $16 million. NTN also reported that it expects to record charges of approximately $5 million in the first quarter of 1997 relating to the management reorganization and to incur a loss from continuing operations in the first quarter resulting from the delay in receiving FCC approval for the Playmaker/(TM)/ keypad and charges required under Financial Accounting Standards Board Statement No. 123 in connection with the issuance of warrants to purchase common stock of NTN.

          NTN's press release is attached as an exhibit to this Report and incorporated herein by reference.

          The foregoing estimates regarding fourth quarter and final quarter results are forward-looking statements. NTN is in the process of finalizing its financial statements for fiscal 1996 and its accounting treatment of the various aspects of the recent management reorganization and other matters mentioned, and the actual charges and loss to NTN may vary from these estimates.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

          The following exhibits included with this report are made part hereof:


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

                                                                                                     Sequential Page No.
                                                                                                     -------------------
          2.1    Resignation and General Release Agreement, dated as of December 31, 1996, between
                 NTN and Patrick J. Downs

          2.2    Resignation and General Release Agreement, dated as of December 31, 1996, between
                 NTN and Daniel C. Downs

          2.3    Resignation and General Release Agreement, dated as of December 31, 1996, between
                 NTN and Ronald E. Hogan

          2.4    Resignation and General Release Agreement, dated as of December 31, 1996, between
                 NTN and Gerald P. McLaughlin

          2.5    Resignation and General Release Agreement, dated as of December 31, 1996, between
                 NTN and Michael J. Downs

          2.6    Resignation and General Release Agreement, dated as of December 31, 1996, between
                 NTN and Robert Klosterman

          2.7    Letter agreement, dated March 4, 1997, between NTN and Alan Magerman

          3.1    Consulting Agreement, dated as of December 31, 1996, between NTN and Patrick J. Downs

          3.2    Consulting Agreement, dated as of December 31, 1996, between NTN and Daniel C. Downs

          3.3    Consulting Agreement, dated as of December 31, 1996, between NTN and Ronald E. Hogan

          3.4    Consulting Agreement, dated as of December 31, 1996, between NTN and Gerald P. McLaughlin

          3.5    Consulting Agreement, dated as of March 14, 1997, between NTN and Donald Klosterman

          4.1    General Release, dated as of December 31, 1996, between NTN and Patrick J. Downs

          4.2    General Release, dated as of December 31, 1996, between NTN and Daniel C. Downs

          4.3    General Release, dated as of December 31, 1996, between NTN and Ronald E. Hogan

          4.4    General Release, dated as of December 31, 1996, between NTN and Gerald P. McLaughlin

          4.5    General Release, dated as of December 31, 1996, between NTN and Michael J. Downs

          4.6    General Release, dated as of December 31, 1996, between NTN and Robert Klosterman

          99.1   NTN press release dated March 5, 1997

          99.2   NTN press release dated March 20, 1997
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     NTN COMMUNICATIONS, INC.




Date:  March 19, 1997               By:
                                       -----------------------------------------
                                        /s/ Gerald Sokol, Jr.
                                            President and
                                            Chief Operating Officer

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